EXHIBIT 10.31
FIRST AMENDMENT TO LEASE AND LICENSE

THIS FIRST AMENDMENT TO LEASE AND LICENSE (this "Amendment") is entered into as of the l9th day of September, 2006 (the "Effective Date"), by and between RREEF AMERICA REIT III-ZI LLC, a Delaware limited liability company ("Landlord"), successor in interest to BCIA New England Holdings LLC, a Delaware limited liability company (the "Original Landlord") and HIFN, INC., a California corporation ("Tenant").

Recitals

A.  Landlord is the owner of certain real property located and known as Point West Place, 111 Speen Street, Framingham, Massachusetts (the "Land") and the building thereon (the "Building") and other improvements constructed thereon (the Land, the Building and the other improvements are hereinafter collectively referred to as the "Property").

B.  Reference is made to that certain lease dated as of June 30, 2003 (the "Lease") between the Original Landlord, as landlord, and Tenant, as tenant, as modified by Commencement Date Letter dated September 15, 2003 between Original Landlord and Tenant, with respect to a portion of the Building, currently consisting of approximately 4,177 rentable square feet on the second floor (the "Leased Premises").

C.  Reference is also made to that certain Storage Space License dated January 31, 2004 between Original Landlord, as Landlord, and Tenant, as Tenant (the "License").

D.  Landlord is the current owner of the Property and the current holder of the Landlord's interest under both the Lease and the License and Tenant is the current holder of the Tenant's interest under both the Lease and the License.

E. Landlord and Tenant desire to extend the term of the Lease and License, and to otherwise amend the Lease and License as more particularly set forth below.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby mutual1y acknowledged, Landlord and Tenant hereby agree that the Lease and License are hereby amended as follows:

Agreements

    1.  Capitalized Terms. Each capitalized term appearing but not defined herein shall have the meaning, if any, ascribed to such term in the Lease or the License, as the context shal1 require.

2.  Recitals. The recitals above set forth are true and complete and are incorporated herein by reference.

3. Amendments. As of the Effective Date, the Lease is hereby amended as follows:

(a) Landlord. The term "Landlord," as used in both the Lease and the License is hereby amended to read in its entirety as follows:

LANDLORD:	RREEF AMERICA REIT In - Z1 LLC, a
Delaware limited liability company

(b) Landlord's Address. For all purposes under the Lease and License, Landlord's address and Landlord's Managing Agent's address for notice shall be as follows:

LANDLORD'S ADDRESS:

c/o RREEF Management Company
4 Technology Drive
Westborough, MA 01581

4.  Amendments to License.

(a) Landlord and Tenant hereby agree that the term of the License is hereby extended so that it shall expire upon the date of expiration or earlier termination of the Lease, as amended hereby, unless the License is sooner terminated by Landlord in accordance with the provisions of the License. Tenant hereby accepts the Storage Space as defined in Section 1 of the License "As Is", in its current condition, without any representations or warranties by Landlord and without any obligation by Landlord to prepare the same for Tenant's use and occupancy or to make any payments or to give any allowances to Tenant.

(b) Section 1 (g) of the License is hereby amended by inserting the following at the end of the penultimate sentence thereof: "in which event Landlord may terminate this License immediately upon giving notice of termination to Tenant."

5.  Amendments to Lease.

(a) Basic Rent. Until November 30, 2006, Basic Rent shall remain payable as per the current Lease. Commencing as of December 1, 2006 and continuing through the remainder of the term as extended, Basic Rent shall be payable in the following amounts:

Period		Rentable Square	Rent	Annual Rent	Monthly Installment
from	to	Footage	Per Square Foot		of Rent
12/1/2006	11/30/2007	4,177	$24.00	$100,248.00	$8,354.00
12/1/2007	11/30/2008	4,177	$25.00	$104,425.00	$8,702.08
12/1/2008	11/30/2009	4,177	$26.00	$108,602.00	$9,050.17
12/1/2009	I 1/30/2010	4,177	$27.00	$112,779.00	$9,398.25
12/1/2010	11/30/2011	4,177	$28.00	$116,956.00	$9,746.33

(b)  Base Year for Operating Expenses. Effective December 1, 2006: Calendar year 2007.

(c) Base Year for Taxes. Effective December 1, 2006: Calendar year 2007.
Calendar Year 2007 is comprised of half of tax fiscal year 2007, (i.e., January 1, 2007 through June 30, 2007) and half of tax fiscal year 2008, (i.e., July 1, 2007 through December 31, 2007).

(d)  Tax Year. Effective December 1, 2006: "Tax Year" shall mean a calendar year or portion thereof included within the Term, which calendar year may be comprised of portions of more than one tax 'fiscal year. For example, the Tax Year which is Calendar Year 2008 is comprised of half of tax fiscal year 2008, (i.e., January 1, 2008 through June 30, 2008) and half of tax fiscal year 2009, (i.e., July 1,2008 through December 31,2008).

(e)  Term. The Term, currently scheduled to expire on November 30, 2006, is hereby extended for an additional period of five (5) years, beginning December 1, 2006 and ending November 30, 2011.

(f) Agent. Effective immediately, the Agent (as defined in Section 1.2 of the Lease) is RREEF Management Company, a Delaware corporation.

                (g) Effective December 1, 2006, Article 8.1 (b) of the Lease is hereby deleted and the following substituted therefor:

"(b) In the event that Taxes assessed for any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as Additional Rent, an amount equal to (i) the excess of Taxes assessed for such Tax Year over Base Taxes, multiplied by (ii) Tenant's Proportionate Share, both the Taxes assessed for the Tax Year and the Base Taxes to be apportioned in the case of any partial Tax Year at the end of the Term."

(h)  Article 14.1 (a) of the Lease, defining "Default of Tenant" is hereby amended to add a new subdivision (ix) as follows: "Tenant shall fail to perform or observe any term or condition contained in the License and such failure shall continue beyond any applicable notice and cure periods provided for in the License".

(i) Condition of Premises. In connection with this Amendment, Landlord shall provide (i) 600 CFM cabinet exhaust fan on thermostat for Tenant's computer room and (ii) a central system diffuser balanced to 200 CFM plus four (4) 2x2 grilles for the Tenant's lab area. Except as set forth in the preceding sentence, Tenant hereby acknowledges and agrees that (i) the Premises and the Storage Space are satisfactory to Tenant in all respects in their "AS IS" condition, without representation or warranty of any kind by Landlord, (ii) it is the current tenant of the Premises and the Storage Space, (iii) it has inspected and is familiar with the Premises and the Storage Space as the current tenant of the Premises and the Storage Space, (iv) has found the Premises and the Storage Space to be satisfactory to its intended uses, and (v) Landlord is not required to complete any unperformed repair or other work with respect to the Premises or the Storage Space as of the date of this Amendment.

(j) Security Deposit. Landlord acknowledges that it is presently holding a cash Security Deposit in the amount of $19,840.75, which is presently the "Required Amount" pursuant to Section 14.8 of the Lease. Landlord and Tenant hereby agree that the "Required Amount" of the Security Deposit shall remain as $19,840.75 throughout the remainder of the Term, as extended hereby, without reduction. The Security Deposit shall continue to be held by Landlord subject to the terms of Section 14.8 of the Lease.

(k) Extension Option. Section 15.20 of the Lease and all references thereto are hereby deleted. Tenant shall have no right or option to extend the Term of this Lease for the

Extension Period provided for in said Section 15.20 or for any other period beyond November 30, 2011.

6.  Amendments affecting both Lease and License Provisions

(a)  Insurance. Effective immediately, Sections 10.2 and 10.4 of the Lease and Section 1(k) of the License are each deleted and replaced with the following provision, except that in the case of the License, all references to the "Premises" in the following provision shall be deemed to be references to the "Storage Space", and all references to the "Lease" in the following provision shall be deemed to be references to the "License".

"Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities (defined below) against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $2,000,000 per occurrence and not less than $3,000,000 in the annual aggregate, (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease--each employee; and (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises. "Landlord Entities" means Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.

The aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insured; (c) be issued by an insurance company authorized to do business in the state where the premises are located, with a minimum Best's rating of "A-:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord. Tenant shall provide Landlord with a certificate of insurance for the aforementioned coverage on ACORD Form 25 (liability) and ACORD Form 27 (casualty) (or their substantial equivalent), to be delivered no later than the date on which Landlord delivers possession of the Premises to Tenant, and at least thirty (30) days prior to each renewal of said insurance.

Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver."

(a)  Environmental Compliance. Section 5.4 of the Lease is hereby deleted and replaced with the following provision, and the following provision is hereby added as Section 1 (z) to the License, except that in the case of the License, all references to the "Premises" in the following provision shall be deemed to be references to the "Storage Space", and all references to the "Lease" in the following provision shall be deemed to be references to the "License".

"Environmental Compliance. (i) Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the "Tenant Entities") to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, cleaning fluids and cleaning supplies, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in this Lease) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) to the extent caused by the failure of Tenant to fully comply with all applicable Environmental Laws, or except as permitted herein, to the extent caused by the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or to the extent caused by the failure of Tenant to keep, observe, or perform any provision of this paragraph."

7.  Brokers. Landlord and Tenant each hereby represents and warrants that it has not dealt with any real estate broker or agent in connection with the procurement of this Amendment except Richards Barry Joyce & Partners, LLC and Kaplan Commercial Properties, Inc., whose commissions shall be paid by Landlord upon the completion and full execution of this Amendment, and not otherwise. Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent other than the aforementioned broker(s) in connection with the procurement of this Amendment because of any act or statement by the Tenant. Landlord shall indemnify and hold Tenant harmless from any costs, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with the procurement of this Amendment because of any act or statement by the Landlord.

8. Effective Date. The parties agree that this Amendment shall be effective from and after the Effective Date and not to any period of time prior thereto. To the extent this Amendment contains language which purports to amend the Lease or License with respect to periods of time prior to the Effective Date, such language is for clarification purposes only and shall not be deemed to change the obligations of the parties with respect thereto. In no event shall this Amendment be construed to impose any liability on Landlord for any period of time preceding its ownership of the Property.

    9.  Ratification of Lease and License Provisions. Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease and License, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect. Tenant acknowledges that Landlord is not currently in default of any of its obligations under the Lease or License.

10.  Entire Amendment. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

11.  Authority. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

    12.  Binding Amendment. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

13.  Governing Law. This Amendment shall be governed by the law of the state in which the Premises is located.

14.  Severability. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

15.  No Reservation. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by all parties.

16.  Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.  Limitation of Landlord's Liability. Redress for any claim against Landlord under the Lease as amended and under the License, as amended, shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under the Lease, as amended, and under the License, as amended, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant under the Lease, as amended, or under the License, as amended, for any lost profits, damage to business, or any form of special, indirect or consequential damages."

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first above written.

LANDLORD:	TENANT:

RREEF AMERICA REIT III - Z1 LLC, a	HIFN, INC, a California corporation
Delaware corporation, Authorized Agent

By:	RREEF Management Company, a
Delaware corporation, Authorized Agent

By: /s/ Edward Reiss	By: /s/ William R. Walker

Name: Edward Reiss	Name: William Walker

Title: District Manager	Title: CFO

Dated: 10/4/2006	Dated: 10/3/2006